Exhibit 10.2

SECOND AMENDMENT TO

LETTER AGREEMENT

This Second Amendment to Letter Agreement (“Second Amendment”) is made and entered into as of September 7, 2009, by and between Coinstar, Inc., a Delaware corporation (“Company”) and John Harvey (“Employee”). This Second Amendment takes effect November 9, 2009.

RECITALS

A. On or about April 1, 2009, Company and Employee entered into a Letter Agreement Regarding Retention Incentives and Release. On or about May 8, 2009, Company and Employee entered into an Amendment to Letter Agreement (collectively, the “Letter Agreement”).

B. The Letter Agreement provided for certain employment incentives including the vesting of the Stock Option and the Cash Incentive (as defined in the Letter Agreement) upon the occurrence of a certain event or events before February 26, 2012 for the Cash Incentive and March 19, 2013 for the Stock Option. The undersigned wish to modify the terms of the Letter Agreement and the Stock Option, as applicable, to eliminate (i) the vesting of the Stock Option upon the occurrence of such event or events, and (ii) the vesting of the Cash Incentive upon the occurrence of such event or events.

C. The purpose of this Second Amendment is to set forth the terms and conditions upon which the undersigned will modify the terms of the Letter Agreement and the Stock Option.

AGREEMENT

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree that Letter Agreement and the Stock Option are amended as follows:

1. AMENDMENT; DEFINITIONS

1.1 Amendment

The Letter Agreement is amended pursuant to Section 5 thereof as set forth herein. Except as specifically provided for in this Second Amendment, all of the terms and conditions of the Letter Agreement and the Stock Option shall remain in full force and effect. Hereinafter, any reference to the Letter Agreement and the Stock Option shall mean the Letter Agreement and the Stock Option, as amended hereby.

1.2 Definitions

Capitalized terms shall have the meanings given to them in the Letter Agreement, except as otherwise defined in this Second Amendment or as the context otherwise requires.

2. AMENDMENT TO EXHIBIT A OF LETTER AGREEMENT

The Letter Agreement is hereby amended by deleting Exhibit A in its entirety and replacing it with Exhibit A as attached to this Second Amendment.

3. COUNTERPARTS

This Amendment may be executed in one or more counterparts, each of which shall constitute an original agreement, but all of which together shall constitute one and the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, Company and Employee have caused this Second Amendment to be duly executed as of the date first written above.

COMPANY

COINSTAR, INC., a Delaware corporation

By:	/s/ Paul D. Davis
Name:	Paul D. Davis
Title:	Chief Executive Officer

EMPLOYEE

/s/ John Harvey
John Harvey

EXHIBIT A

TO LETTER AGREEMENT REGARDING RETENTION INCENTIVES

AND RELEASE

John Harvey

Stock Option

Subject to the applicable terms and conditions regarding such option, including but not limited to the terms and conditions set forth at http://www.fidelity.com with respect thereto, you have been granted an option to purchase 18,050 shares of Common Stock of the Company (the “Stock Option”). The Stock Option is subject to the terms and conditions set forth in the Stock Option Grant Notice, the Stock Option Agreement and the 1997 Amended and Restated Equity Incentive Plan governing such option, including but not limited to the vesting schedule applicable thereto.

Cash

Subject to your continued employment or service relationship with the Company through

(a) February 26, 2010, at such time you will be paid a cash payment of $327,054.64,

(b) February 26, 2011, at such time you will be paid a cash payment of $327,054.64, and

(c) February 26, 2012, at such time you will be paid a cash payment of $327,054.64 ((a), (b) and (c), collectively, the “Cash Incentive”).